Exhibit 10.8

REDACTED

  Certain identified information, indicated by [*****],  has been excluded from the exhibit because it is both (i)  not material and (ii) would likely cause competitive  harm if publicly disclosed.

Definitive Agreement and Project Collaboration Plan for Assessment of RNA Vaccine Technology for Non-live Rotavirus Vaccines in Pre-clinical Models

This Project Agreement (the “Agreement”) is entered into by and between:

(a)	Bill & Melinda Gates Foundation (the “Foundation”), an independent, privately-endowed charity; and

(b)	CureVac GmbH (“CUREVAC”), a private, for-profit company having its business address at Paul-Ehrlich-Str. 15, 72076 Tübingen,

Each entity may be referred to individually as a “Party” and together as the “Parties”.

This Agreement is effective as of May 15, 2014 (the “Effective Date”) and will end on [*****] (the “End Date”).

WHEREAS,

•	CUREVAC and the Foundation have entered into a Framework Agreement for Cooperation having an effective date of December 11 2013 (“Framework Agreement”);

•	Under the Framework Agreement, CUREVAC and the Foundation agreed to cooperate to establish projects to pursue R&D of new candidate vaccines in the preclinical and, if appropriate, clinical phases up to and including [*****] clinical trials, acting at all times in accordance with all applicable laws, regulations and other legal standards;

•	Article 2 of the Framework Agreement requires the Parties to establish a definitive binding agreement, which agreement will reflect the intent of the Framework Agreement including such terms and conditions as may be agreed in good faith between the Parties;

•	Moreover, that Article 2 states that once the Parties agree to pursue a given project, they will agree in writing on a project plan (“Project Collaboration Plan”), including work to be undertaken, responsibilities, participation by other parties, timelines and milestones, project management, contributions in-kind and funding requirements;

•	This Agreement embodies the definitive binding agreement referred to in Article 2 of the Framework Agreement and contains, in Appendix 1, a Project Collaboration Plan, also as referred to in that Article 2;

•	The Parties contemplate that as and when the Parties agree to additional projects, such projects will be documented and agreed in written and signed agreements. Such agreements may take the form, as applicable and agreed by the Parties, of either (a) grant agreements, or (b) other agreements that to the extent appropriate and possible, retain the text of the body of this Agreement to the fullest extent consistent with the work to be undertaken and necessary changes to the Appendix1 to reflect the different work to be undertaken under such new projects.

Page 1	June 2010

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1.	Project Collaboration Plan

1.1 During the term of this Agreement, CUREVAC agrees to undertake activities as agreed in the Project Collaboration Plan contained in Appendix 1 (the “Activities”). CUREVAC will perform the Activities described in the Project Collaboration Plan in accordance with the terms of the Project Collaboration Plan and this Agreement. Unless Appendix 1 expressly provides otherwise, the terms in the body of this Agreement will prevail over any conflicting terms contained in Appendix 1.

1.2 The Foundation will pay CUREVAC in accordance with the terms of Appendix 1 and this Agreement. The Foundation will not be obligated to pay CUREVAC for work performed or expenses incurred prior to the Effective Date of this Agreement.

2.	Independent Contractor and Work Authorization

2.1 In performing the Activities, CUREVAC will not represent itself as an employee or agent of the Foundation. CUREVAC has no authority to obligate the Foundation by contract or otherwise. CUREVAC is not entitled to receive any employee benefits of the Foundation. Neither Party may include the name or mark of the other Party in business cards, letterhead, or email signatures.

2.2 CUREVAC is fully responsible for securing work authorization, as required, for all jurisdictions in which CUREVAC performs the Activities. CUREVAC’s failure to secure required work authorization may result in the Foundation’s immediate termination of this Agreement, at the discretion of the Foundation.

2.3 When requested, CUREVAC will provide the Foundation with a copy of any required work authorization (e.g., Form I-9 for U.S. work).

3.	Taxes

3.1 The Foundation will withhold and remit applicable taxes due as a result of the Foundation providing funding for the Activities carried out by CUREVAC under this Agreement (e.g., India Tax Deducted at Source and U.S. Internal Revenue Code §1441). CUREVAC is responsible for remitting all other taxes related to: (a) the performance of the Activities or retailing of goods (e.g., business & occupation tax, employment-related taxes, sales tax, country-specific service tax, and country-specific VAT); and (b) CUREVAC’s receipt of payments under this Agreement (e.g., income tax). Upon request, CUREVAC will provide the Foundation documentation verifying the remittance of such taxes. The Foundation will not withhold any amounts for employment-related taxes, but in certain circumstances as required by applicable law, the Foundation may withhold income tax. If applicable, this withholding will be addressed in Appendix 1.

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3.2 CUREVAC will provide the Foundation with the requisite tax documentation, as requested by the Foundation (e.g., Form W-9, Form W-8BEN).

4.     Subcontractors. CUREVAC will not use subcontractors (“Subcontractor”) to perform any Activities without the Foundation’s prior approval other than those Subcontractors specified in Appendix 1, to be updated according to the following process. Foundation shall not unreasonably withhold approval for CUREVAC’ s use of Subcontractors, provided that CUREVAC provides the Foundation with the name and contact information for each Subcontractor prior to its engagement and permits the Foundation reasonable time so that it can conduct any required due diligence and conflict checks. Notwithstanding the forgoing, the Foundation reserves the right to reject any Subcontractor as a result of Foundation’s due diligence or conflicts checks or due to a Subcontractor’s inability or unwillingness to abide by the terms of this Agreement or any failure to comply with applicable laws, regulations or rules. CUREVAC will be responsible to the Foundation for all acts and omissions of CUREVAC’s Subcontractors and their compliance with the terms of this Agreement. CUREVAC will pay all Subcontractor fees and expenses directly.

5.     Security. To the extent CUREVAC is permitted physical or electronic access to the Foundation’s facilities or systems, or is provided a Foundation email address, CUREVAC will comply with all Foundation security, facility, IT, and other applicable policies and procedures, as made available by the Foundation and updated from time to time, including but not limited to any policies on required background screening.

6.	Confidentiality and Publicity

6.1 “Confidential Information” whether written, oral, or observed is defined as: (a) the terms and conditions of this Agreement and the Appendices; (b) Project Materials as defined in Section 7 of this Agreement; (c) information relating to the Foundation’s strategy, finances, investments, grant agreements, contracts, existing or prospective grantees, non-publicized or prospective grants, co-chairs, property, guests, or internal events; and (d) any other information the Foundation or CUREVAC label or indicate should be treated as confidential and/or proprietary. For the purposes of this Agreement this Section 6 substitutes in its entirety Article 6 of the Framework Agreement on “Confidentiality” including, in particular, how Confidential Information is defined and treated in connection with performance of the Activities described in the Project Collaboration Plan.

6.2 Each Party will use Confidential Information disclosed by the other Party only to perform the Activities and, except as otherwise provided in this Agreement or the Appendices, a Party receiving Confidential Information from a disclosing Party will not disclose such Confidential Information of the disclosing Party to any third party without the disclosing Party’s prior written consent. A receiving Party may disclose Confidential Information of a disclosing Party: (a) on a “need-to-know-basis” to its employees, board members, consultants, agents, representatives, trustees, officers and Subcontractors performing the Activities under this Agreement, provided the employees, board members, consultants, agents, representatives, trustees, officers and Subcontractors have agreed to comply with the requirements of this Section; and (b) to the extent required by law, regulation, or court order, provided that, in such event, the receiving Party provides the disclosing Party with as much advance notice as is feasible and permitted by law.

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The obligations of this Section will survive for a period of [*****] following the expiration or termination of the Agreement.

6.3 The provisions of this Section will not apply to information or material that: (a) is generally available as part of the public domain prior to disclosure by or on behalf of a disclosing Party, or becomes so available through no fault of the receiving Party; (b) is developed independently by the receiving Party or is received by a receiving Party from a third party (with no breach of any duty owed by the third party to the disclosing Party) independent of performing the Activities, (c) is required to be disclosed under an applicable law, regulation or court order; or (d) is agreed in writing by the Party owning or controlling such information or materials.

6.4 Neither Party may use the other Party’s name or marks for any promotional purpose or otherwise, nor will it refer to this Agreement or its Appendices or use the other Party’s name or marks in any publicly available materials, including any news release or public announcement, without the other Party’s prior written consent. Notwithstanding the foregoing the Parties agree that either Party may use the name or the mark of the other Party for stating the existing collaboration between the Parties based on this Agreement.

6.5 Each Party acknowledges that the other Party will have no adequate remedy at law if the Party breaches the terms of this Section. In such event, the non-breaching Party will have the right, in addition to any other available rights, to seek in any court of competent jurisdiction, injunctive or other relief to restrain any breach or threatened breach of this Section.

6.6 The Parties agree that each Party may, following the Effective Date, issue a press release describing this Agreement in general terms, provided that the content of any such press release shall first be approved by the other Party; such approval shall not be unreasonably be withheld or delayed.

6.7 As provided in Section 9.5, the provisions of this Section will remain in force after completion or termination of this Agreement and the Appendices.

7.	Intellectual Property

7.1. For the purposes of this Section and the Agreement as a whole, the following definitions apply:

a.	“IPR” means any patent, registered design, copyright, database right, design right, topography right, trade mark, service mark, application to register any of the aforementioned rights, trade secret, right in unpatented know-how, right of confidence and any other intellectual or industrial property right of any nature whatsoever (including in inventions) in any part of the world;
b.	“Background IPR” means IPR owned by any of the Parties prior to the Effective Date or developed independently of the Activities under this Agreement used for the Activities and CUREVAC Background IPR shall be construed accordingly and is listed in Appendix 5;
c.	“Project IPR” means IPR created in the course of the performance of the Activities.

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7.2. All Background IPRs disclosed or used in the performance of the Activities by CUREVAC are and shall remain the exclusive property of CUREVAC (or where applicable the third party from whom CUREVAC derives the right to use such IPRs).

7.3. Appendix 1 to this Agreement includes a Global Access plan that describes the principles of Global Access undertaken by the Parties. To enable the appended Global Access plan to be fully enabled, CUREVAC shall promptly disclose to the Foundation all materials, processes, techniques, works of authorship, and data, (“Project Materials”) and Project IPRs created by CUREVAC, either alone or jointly with others, as a direct result of performing the Activities. If Project Materials and/or Project IPRs (including inventions) are created by or under the direction of one of the Parties to this Agreement during the course of the Activities that Party shall promptly make a disclosure of such Project Materials and Project IPRs to the other Party and such disclosure shall, unless otherwise defined in this Agreement, be the Confidential Information of the disclosing Party.

7.4. Unless agreed by both CUREVAC and the Foundation to the contrary with any third party involved in the Activities, all Project Materials and Project IPRs created during performance of the Activities shall belong to CUREVAC.

7.5. Any and all decisions relating to the filing, prosecution and maintenance of patents that disclose and claim inventions that are Project IPRs, shall be at the discretion of CUREVAC. The Foundation shall, however, during the course of this Agreement have the right to review and provide comments on patent filing strategy - including whether Project IPR should be the subject of a patent application or should be dedicated to the public domain - and all draft patent applications. The Foundation may provide such comments either directly or through a representative of its choice and such comments shall be provided no later than [*****] after notification by CUREVAC and at its own expense. CUREVAC shall reasonably take into consideration all the Foundation’s comments. All costs associated with the drafting, filing and prosecution of patent applications directed to Project IPRs shall be borne by CUREVAC, provided that CUREVAC shall be under no obligation to seek patent protection and/or maintain patents. If during this Agreement, CUREVAC determines not to continue to prosecute and/or maintain patent protection for Project IPR, CUREVAC shall inform the Foundation and allow the Foundation not less than [*****] to take over responsibility for the prosecution and maintenance of such applications and patents, in which case the responsibility, costs related to the assignment of the Project IPR as well as any future costs and rights relating to the relevant inventions and ownership thereof shall vest in the Foundation. In the event that the Foundation takes over the responsibility for such patent applications and patents, CUREVAC shall retain a non-exclusive, sublicensable, world-wide, perpetual, fully paid-up, royalty-free license for any and all purposes under Project IPRs disclosed and claimed therein.

8.	Indemnification.

8.1 CUREVAC will indemnify, hold harmless, and defend the Foundation and its trustees, officers, employees, representatives and agents from and against any and all third party causes of action, claims, suits, legal proceedings, judgments, settlements, damages, penalties, losses, liabilities and costs (including reasonable attorneys’ fees and costs) (each a “Claim”) arising out of or caused by: (a) CUREVAC’s breach of this Agreement; (b) CUREVAC’s willful misconduct, or negligent act or omission, (c) CUREVAC’s conduct of Activities; (d) CUREVAC’s violation of any applicable laws or regulations, including failure to comply with any applicable taxing authority; (e) CUREVAC’s infringement, misappropriation, or violation of the valid intellectual property rights of any third party; (f) any and all employment related claims whatsoever made in connection with the performance of Activities under this Agreement and the Appendix 1; and (g) personal injury or unemployment compensation Claims made by CUREVAC’s employees or any Subcontractors, notwithstanding any protections CUREVAC might otherwise have under applicable workers’ compensation or unemployment insurance law The Foundation may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim under this Section.

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8.2 In any case of liability according to Section 8.1 and to any other provision of this Agreement CUREVAC will only be liable for willful conduct or gross negligence. Under no circumstances CUREVAC shall be liable for punitive, incidental, consequential or indirect damages.

9.	Term and Termination

9.1 This Agreement will commence on the Effective Date and will remain in effect until terminated by either Party as provided in this Section.

9.2 Either Party may terminate the Agreement (a) upon [*****] prior written notice, with or without cause; (b) if a Party fails to cure a material breach of the Agreement within [*****] of written notice of such breach; (c) in the event that performance of the Activities infringes or otherwise violates the intellectual property rights of any third party; or (d) as otherwise mutually agreed by the Parties.

9.3 CUREVAC will be entitled to compensation (pursuant to the compensation terms stated in Appendix 1) for Activities performed or expenses incurred in compliance with this Agreement through the effective date of termination. However, CUREVAC must use commercially reasonable efforts to stop performing Activities or incurring expenses under this Agreement and its Appendix 1 as soon as possible after receiving notice of termination. Within [*****] of the effective date of termination, CUREVAC will provide a final invoice reflecting any and all un-billed compensation and expenses for Activities performed pursuant to the Appendix 1 through the effective date of termination. The Foundation’s payment of CUREVAC’s final invoice will represent satisfaction in full of any and all fees, expenses, and other obligations by the Foundation to CUREVAC with regard to the Activities performed pursuant to Appendix 1. CUREVAC will promptly refund to the Foundation any payment made to CUREVAC and not applicable to initiated activities as of the effective date of termination. The Foundation will incur no liability to CUREVAC or its subcontractors for damages of any kind resulting solely from terminating this Agreement in accordance with its terms.

9.4 Upon the expiration or early termination of this Agreement, if requested by the disclosing Party, the receiving Party will promptly return to the disclosing Party all Confidential Information of the disclosing Party and copies of Project Materials (final or in process) specifically requested by the disclosing Party provided however that such disclosed Confidential Information or Material belongs to the receiving Party and CUREVAC shall be entitled to retain the original Project Materials.

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9.5 Sections 3, 4, 5, 6, 7, 8, 9, and 11-17 will survive the termination of this Agreement for any reason.

10.   Insurance. CUREVAC will maintain (and upon request provide evidence of) insurance necessary to meet its liability obligations under this Agreement and the Appendix 1, provided that the amounts of coverage will be no less than that specified in the commercial general liability insurance held by CUREAVAC shortly before the Effective Date and as set out in Appendix 3; and (b) statutory workers’ compensation in the amount required by law. CUREVAC will be solely responsible for the payment of all premiums and deductibles under any such policy and will notify the Foundation of any material change in the type or the amount of coverage provided under each policy.

11.  Warranties. CUREVAC warrants that: (a) the Activities will be performed faithfully, diligently, to the best of its ability and in a professional and workmanlike manner; (b) the Activities will be performed in compliance with all applicable laws and regulations; (c) to the best of its knowledge, the Project Materials and Activities provided by CureVac will not infringe, misappropriate or violate the rights of any third party (CUREVAC notes that the disclosures in the attached Appendix 3 are or may be subject to third party disputes, such Appendix 3 might be amended from time to time); (d) it has full power and authority to enter into this Agreement, and by signing this Agreement, to bind CUREVAC and its affiliates, successors and assigns; and (e) that it has the right to perform the Activities in accordance with this Agreement.

Each Party warrants that: (a) it will perform its obligations under this Agreement in compliance with all applicable laws and regulations; (b) it has full power and authority to enter into this Agreement, and by signing this Agreement, to bind itself, and its successors and assigns; and (c) entering into this Agreement will not cause a breach of any of the its obligations towards any third party.

12.	Anti-Corruption, Anti-Bribery and Terrorist Financing

12.1 Anti-Corruption and Anti-Bribery: In connection with this Agreement, CUREVAC will ensure that no payments, gifts or other items of value have been or will be offered, received, provided or authorized by or on behalf of CUREVAC to or from any individual in violation of the UK Bribery Act, the US Foreign Corrupt Practices Act or any similar anti-bribery legislation applicable to this Agreement, the Parties, or the jurisdiction in which the Activities are performed or business is transacted.

12.2 Terrorist Financing: CUREVAC will not transact business with, or provide material support or resources directly or indirectly to, or permit Foundation payments to be transferred directly or indirectly to any individual, corporation or other entity that the CUREVAC knows, or has reason to know, supports, advocates, facilitates, or participates in any terrorist activity (including without limitation to any individual or organization identified by the U.S. government as a Foreign Terrorist Organization, a Specially Designated Terrorist, or a Specially Designated Global Terrorist).

12.3 In addition to other remedies available under this Agreement, the Foundation may recover from CUREVAC the amount or value of any prohibited payment described in Section 12.1 or 12.2, as well as the amount of any loss resulting from termination of this Agreement under Section 9.2(b) for reason of any prohibited payment described in Section 12.1 or 12.2.

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13.   Affiliates. With the exception of Activities performed by a Subcontractor in accordance with Section 4, all Activities performed under this Agreement and Appendix 1 will be performed by CUREVAC or one of its affiliates. With respect to either Party, the term “affiliates” means any entity or entities that directly or indirectly control, are controlled by, or are under the same control as such Party, or any other entities that are formally part of CUREVAC’s affiliate network. Each affiliate has the authority to perform Activities under this Agreement. CUREVAC and its affiliates will be governed in all respects by the terms of this Agreement and the Appendix 1.

14.   Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Washington, excluding that body of law known as conflicts of law. Venue for all purposes under this Agreement will be in the state or federal courts located in Seattle, Washington, U.S.A. and each Party hereby submits to the jurisdiction of those courts.

15.   Severability and Non-Waiver. If any provision of this Agreement is held to be invalid or unenforceable to any extent, this Agreement will continue in full force and effect and such provision will be amended to the least extent necessary to conform to applicable laws and to accomplish the Parties’ intentions. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by both Parties, and no such waiver will result in the waiver of any other provision of this Agreement. Failure of either Party at any time to enforce any of the provisions of this Agreement or Appendix 1 will not be construed as a waiver of such provisions or in any way affect the validity of this Agreement Appendix 1 or parts thereof.

16.   Notices. Any notice under this Agreement (including Appendix 1) must be in writing and will be deemed delivered: (a) three days after being mailed by certified mail; (b) one day after delivery by one-day courier to the other Party at the address set forth above, or at such other address as may be notified in writing by the other Party from time to time; or (c) upon transmission by email or facsimile, if the receiving Party confirms receipt in writing.

17.   Entire Agreement; Amendments; Assignment. This Agreement is the Parties’ final, exclusive and complete understanding and agreement, and supersedes all prior and contemporaneous understandings and agreements relating to the subject matter of this Agreement. This Agreement may be amended only by a subsequent written instrument signed by both Parties other than the Framework Agreement.

Subject to the other terms of this Agreement, neither Party shall have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other Party, such written authorization not to be unreasonably withheld or delayed; provided, however, that the prior written authorization of the Foundation shall not be required for CUREVAC to assign any of its rights, or delegate the performance of any of its obligations hereunder to an affiliate or to a third party which acquires all or substantially all of the assets related to this Agreement. Any permitted assignment hereunder by either Party pursuant to this Section 17 shall not relieve such Party of any of its obligations under this Agreement. Subject to the foregoing, this Agreement will bind and benefit the successors and assigns of the Parties.

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18.   Counterparts; Original. This Agreement, including Appendix 1 or amendments, may be executed in counterparts which, when taken together, will constitute one Agreement. Copies of this Agreement will be equally binding as originals and faxed or scanned and emailed counterpart signatures will be sufficient to evidence execution, though the Foundation or CUREVAC may require the other Party to deliver original signed documents.

19.   Headings. The headings of this Agreement are intended solely for convenience and will not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

20.   Shipping & Handling. CUREVAC will comply with all laws, rules and regulations in interstate or foreign commerce regarding the use, exporting, shipping and handling and disposal of samples, materials, and/or biologics.

21.   Management of the Project. CUREVAC acknowledges and agrees that the Foundation’s activities in connection with this project, including its review of any study design, documents and plans and providing feedback and input, do not modify CUREVAC’s obligation to obtain all applicable legal, regulatory and ethical approval for the activities being conducted. Any potential product CUREVAC is seeking to develop and all related activities are CUREVAC’s responsibility, regardless of any input or feedback provided by the Foundation. Under this Agreement, at no point will CUREVAC use any of the Project Materials in humans or in clinical studies or trials.

22.	Use of Animals in Research.

22.1 CUREVAC will be responsible for the humane care and treatment of animals under this Agreement and to adhere to the official guidelines for animal research applicable in the country and locality where the trial is being conducted. CUREVAC may not commence studies involving animals until all requisite approvals are in place and notification to that effect has been provided to the Foundation. For purposes of this provision, an “animal” is defined as any live, vertebrate animal used or intended for use in research, research training, experimentation, biological testing or for related purposes. In the case of multi-national collaborations, the standards of each country may be followed, as long as (a) differences do not interfere with the design and analysis of the Activities and (b) regulations in CUREVAC and the host country do not conflict with the management of the Activities.

22.2 CUREVAC agrees to take responsibility for compliance of all Subcontractors (if any) with the appropriate animal welfare laws, rules and regulations. CUREVAC must report annually as a part of its progress report that the activities are being conducted in accordance with applicable laws in each respective venue (e.g., U.S. entities must use the U.S. Public Health Service standards. Non-U.S. entities may cite national laws or the CIOMS International Guiding Principles for Biomedical Research Involving Animals (see www.cioms.ch/publications/guidelines frame guidelines.htm) if there is no relevant national standard.

23.   Coverage for All Sites. CUREVAC agrees that for each venue in which any part of the Activities is conducted (either by CUREVAC or a Subcontractor) all legal and regulatory approvals for the activities being conducted will be obtained in advance of commencing the regulated activity. CUREVAC further specifically agrees that it will not enroll human subjects under this Agreement.

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24.   Regulated Research. The coverage requirements set forth in the preceding paragraph include but are not limited to regulations relating to: research involving human subjects; clinical trials, including management of data confidentiality; research involving animals; research using substances or organisms classified as Select Agents by the U.S. Government; use or release of genetically modified organisms; research use of recombinant DNA; and/or use of any organism, substance or material considered to be a biohazard, including adherence to all applicable standards for transport of specimens, both locally and internationally, as appropriate. As applicable, regulated activities and their documentation are to be conducted under the applicable international, national, and local standards. Documentation of research results should be consistent with regulations and the need to establish corroborated dates of invention and reduction to practice with respect to inventions where this is relevant.

25.   Institutional Review Board (IRB) and Other Ethical Committee Approval. CUREVAC agrees to obtain the review and approval of all final protocols by the appropriate Institutional Animal Care and Use Committee (or equivalent competent institution) approval of studies involving animals, and Institutional Biosafety Committee for biohazards and recombinant DNA. CUREVAC agrees to provide prompt notice to the Foundation if the facts and circumstances change regarding the approval status of such committees for any final protocol(s).

The Parties agree to the terms of this Agreement.

CUREVAC		Bill & Melinda Gates Foundation

Signature	/s/ Dr. Ingmar Hoerr	Signature	/s/ Chris Wilson
Name	Dr. Ingmar Hoerr	Name	Chris Wilson
Title	Chief Executive Office	Title	Director, Discovery & Tran Sciences

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APPENDIX 1

Project Collaboration Plan
for
Assessment of RNA Vaccine Technology for Non-live Rotavirus Vaccines in Pre-clinical Models

(Including Budget and Global Access Plan)

[*****]

II.	Budget and Payment

1.	Over All Cost Estimates

Outcome	[*****]	[*****]	[*****]	Total
[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]
TOTAL	[*****]	[*****]	[*****]	$2,522,006

a.	The overall estimates of costs for the activities planned under this Agreement are as described in the budget previously provided covering both fees and expenses. The Parties agree to quarterly invoicing and payments based on an actual time and materials basis of both fees and expenses.

b.	The Foundation and CUREVAC have agreed that the Foundation will fully fund the related costs and shall reimburse CUREVAC accordingly.

c.	Any material change in scope of work from what is described in this Appendix will be evaluated as a potential amendment to this Agreement for its effect on time and budget estimates and then a joint decision will be made by the Parties as to whether to incorporate the Amendment and how to manage the associated expenses.

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2.	Reimbursement by Foundation and Invoicing by CUREVAC

a.	The Foundation will fully reimburse CUREVAC for the cost for reasonable third-party expenses included in the table above, previously approved by Foundation, that are actually incurred by CUREVAC in connection with the activities contemplated under this Agreement. With each invoice, CUREVAC will provide: (a) a detailed itemized listing of all expenses incurred under this Agreement; and (b) receipts for any individual expenses that exceed [*****]. CUREVAC may provide either an original or a copy of receipts. The receipt requirements do not apply to subcontractor fees and expenses.

b.	The Foundation will only reimburse expenses in accordance with Foundation ‘s Consultant Travel and Expense Reimbursement Policy (the “Consultant Travel and Expense Reimbursement Policy”) located at http://www.gatesfoundation.org/Documents/expense.pdf, as may be updated from time to time. The Foundation will fully reimburse CUREVAC for travel (airfare, lodging, meals, and ground transportation).

c.	In incurring expenses that will be submitted to the Foundation for reimbursement, CUREVAC will have discretion and control over selection of providers, and such selection will be made independently of the Foundation, except as otherwise provided in the Consultant Travel and Expense Reimbursement Policy.

d.	CUREVAC will submit invoices to the Foundation for any amounts owing under this Agreement. Each invoice will contain enough detail of expenses incurred by CUREVAC to enable the Foundation to determine the accuracy of the amount(s) invoiced and include the contract number for this Agreement.

e.	CUREVAC will deliver each invoice to the Foundation within [*****] of the period during which the expenses were incurred by CUREVAC or upon the execution of this Agreement at the discretion of CUREVAC. Upon completion of activities under this Agreement, CUREVAC will identify the “final invoice” and will not invoice the Foundation any further amounts unless the Parties execute an amendment to this Agreement. The Foundation’s payment to CUREVAC of each properly-submitted invoice will be due [*****] after the Foundation receives that invoice.

f.	CUREVAC will maintain complete and accurate records to support all invoiced amounts, including but not limited to those factors that comprise or affect direct and subcontracted labor hours, labor rates, and expenses. Such records will be made available to the Foundation at a mutually agreed-upon location for the Foundation’s examination and audit once every 12 months during reasonable business hours, upon thirty (30) days’ advance written notice, from the Effective Date of this Agreement until eighteen (18) months after its expiration. CUREVAC will also provide reasonable assistance to interpret such records if requested by the Foundation.

g.	[*****].

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III.	Global Access Plan

1.	CUREVAC and the Foundation agree that the overarching goal of the projects under the Framework Agreement and this Agreement is to improve the processes and technologies for the development, manufacture and delivery of CUREVAC vaccines and other products with the aim of making them more available and more accessible in terms of cost, quantity, and quality to people most in need in the Developing Countries. This is a critical aspect of the Global Access objective of the Foundation. A related aspect of Global Access is to ensure that information and data resulting from activities under the Framework Agreement are promptly and broadly disseminated without jeopardizing intellectual property protection to the. relevant scientific and educational communities, since the Foundation’s and CUREVAC’s support may result in incremental technological advancees, discoveries, data and information which could be critical to advancing the Foundation’s charitable objectives.

2.	The Foundation recognizes that intellectual property protection for the result of work connected with or arising from the Framework Agreement and related projects could be important to realizing these Global Access objectives in Developing Countries[1], whilst promoting sustainability of R&D and commercialization of CUREVAC’s vaccines or technologies in emerging or developed economies. CUREVAC commits to manage Project IPR to best achieve these Global Access objectives in the Developing Countries, through the sub licensing thereof or the supply of CUREVAC’s vaccines, adjuvants or other products (at CUREVAC’s entire discretion).

3.	In the event the success criteria for this Project have been met, the Parties will meet and determine, in good faith, whether to take the resulting vaccine candidate(s) forward.

4.	In the event that CUREVAC elects not to participate in further development and trials of the resulting vaccine candidate(s) in accordance with the previous paragraph and the Foundation wishes to proceed, CUREVAC and the Foundation will enter into good faith negotiations to conclude an agreement whereby the Foundation and one or more of its partners or grantees reasonably agreed-to by CUREVAC will proceed with such development and trials. For the purpose of clarity, nothing in this Agreement obligates CUREVAC to participate in or proceed with such development and trials even if the success criteria for this Agreement have been met.

5.	The negotiations contemplated in the previous paragraph will address any necessary licenses to Background and Project IPR as well as access and permissions to use data generated by CUREVAC under this Agreement for the purpose of enabling the Foundation and its partner(s) or grantee(s) to proceed with the development and trials.

[*****]

1 “Developing Countries” means the countries that are eligible for GAVI support based on a Gross National Income (GNI) per capita below or equal to US$ 1,520. These countries are identified at http:///www._______________________________________ countries_eligible_for_support/.